SECRETARY OF STATE

(SEAL)

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that NEW WORLD WINE GROUP, INC., did on September 5, 2007, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

(SEAL) IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on September 13, 2007.

Ross Miller

ROSS MILLER

Secretary of State

By Sandra A. Kraat

Certification Clerk

(1)

ROSS MILLER

Secretary of State

204 North Carson Street, Suite 1

Carson City, Nevada 89701-4620

Articles of Incorporation (PURSUANT TO NRS 78)

Filed in the office of	Document Number
Ross Miller	20070615827-88
Secretary of State	Filing Date and Time
State of Nevada	09/05/2007 2:00 PM
Entity Number
E0638552007-6

1. Name of Corporation	New World Wine Group, Inc.

2. Registered Agent Name and Street Address (Must be a Nevada address)	Silva Shield Services, Inc. Name 2840 Hwy 95 Alt. S. #7, Silver Springs, Nevada 89429 (Mandatory ) Physical Street Address

3. Shares (number of shares corporation is authorized to issue)	Number of shares with par value 1000,000,000 Par value per share $.001 Number of shares without par value:

4. Name and Address of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attached additional page if more than two directors/trustees)	1. LinSen Chen Name Tower A, 17F Ruixin Building, Guoxin Road Street Address Xi An People's of China PRC 710075 City State Zip Code

2. Zhonglle Quan Name Tower A, 17F Ruixin Building, Guoxin Road Street Address Xi An People's of China PRC 710075 City State Zip Code

3. DangMin Quan Name Tower A, 17F Ruixin Building, Guoxin Road Street Address Xi An People's of China PRC 710075 City State Zip Code

5. Purpose: (optional; see instructions)	The purpose of this Corporation shall be: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under

6. Name, Address and Signature of Incorporator: (attached additional page if more than on incorporator)	Charles W. Barkley X Name Signature 6201 Fairview Rd Suite 200 Address Charlotte NC 28210 City State Zip Code

7. Certificate of Acceptance of Appointment of Registered Agent:	I hereby accept appointment as Registered Agent for the above named Corporation. X /s/ Chen, Lin Sen Authorized Signature of R. A. or on Behalf of R. A. Company 9/05/07 Date

This form must be accompanied by appropriate fees